EXHIBIT (n)

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" and “Independent Registered Public Accounting Firm” in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, each dated March 13, 2023 and each included in this Pre-Effective Amendment No. 1 to the Registration Statement (Form N-2, File No. 333-269347) of the Neuberger Berman Real Estate Securities Income Fund Inc. (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated December 20, 2017 and December 23, 2022, with respect to the financial statements and financial highlights of Neuberger Berman Real Estate Securities Income Fund Inc. included in the Annual Report to Shareholders (Form N-CSR) for the year ended October 31, 2017 and October 31, 2022, respectively, into this Registration Statement, filed with the Securities and Exchange Commission.

  /s/ Ernst & Young LLP

Boston, Massachusetts
March 13, 2023